UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 3, 2013

__________CHINA ENERGY CORPORATION__________

(Exact name of registrant as specified in its charter)

Nevada	000-52409	98-0522950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
No. 57 Xinhua East Street Hohhot, Inner Mongolia, People’s Republic of China		010010
(Address of principal executive offices)		(Zip Code)
86-471-466-8870
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.03 Material Modification of Rights of Security Holders

On July 3, 2013, China Energy Corporation (the “Company”) filed a Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada, effectuating a one-for-12,000,000 reverse stock split. Fractional shares of those stockholders who owned fewer than 12,000,000 pre-split shares of common stock will be redeemed for cash consideration of $0.14 per pre-split share. The reverse stock split was previously approved by the stockholders owning a majority of the shares of the common stock of the Company.

Prior to the filing of the Amendment, there were 45,060,000 shares of common stock (pre-split) issued and outstanding owned by approximately 317 stockholders of record. Following the filing of the Amendment, which was effective upon filing, there were approximately 2.40 shares of common stock issued and outstanding owned the sole stockholder of record as of the close of business on July 3, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Articles of Incorporation of China Energy Corporation, effective as of July 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENERGY CORPORATION

Date: July 9, 2013	By: /s/ Wenxiang Ding
Name: Wenxiang Ding
Title: Chief Executive Officer

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